UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NANOPHASE TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

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1319 Marquette Drive

Romeoville, Illinois 60446

May 17, 2004

Dear Stockholder:

On behalf of the Board of Directors, I invite you to attend the 2004 Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at the offices of Wildman, Harrold, Allen & Dixon, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606, on Wednesday, June 23, 2004 at 4:30 P.M., local time. The formal notice of the Annual Meeting appears on the following page.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

You are welcome to attend the June 23, 2004 meeting, and I urge you to return your proxy card as soon as possible.

Sincerely,

Joseph E. Cross,

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2004

To the Stockholders of

Nanophase Technologies Corporation:

The Annual Meeting of Stockholders of Nanophase Technologies Corporation (the “Company”) will be held at the offices of Wildman, Harrold, Allen & Dixon, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606, on Wednesday, June 23, 2004 at 4:30 P.M., local time, for the following purposes:

(1) To elect three Class I directors to the Company’s Board of Directors;

(2) To ratify the appointment by the Board of Directors of McGladrey & Pullen, LLP as the independent auditors of the Company’s financial statements for the year ended December 31, 2004;

(3) To approve the Nanophase Technologies Corporation 2004 Equity Compensation Plan; and

(4) To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on April 28, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Jess Jankowski,

Secretary

Romeoville, Illinois

May 17, 2004

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

NANOPHASE TECHNOLOGIES CORPORATION

1319 Marquette Drive

Romeoville, Illinois 60446

(630) 771-6708

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors”) of Nanophase Technologies Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 4:30 P.M., Chicago time, Wednesday, June 23, 2004, at the offices of Wildman, Harrold, Allen, & Dixon, 225 West Wacker Drive, Suite 3000, Chicago, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about May 17, 2004.

Record Date and Outstanding Shares—The Board of Directors has fixed the close of business on April 28, 2004, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 17,371,814 shares of Common Stock, par value $.01 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies—Joseph E. Cross and Jess Jankowski, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Cross and Jankowski are executive officers of the Company and Mr. Cross is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy).

Required Vote—The vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for Class I director. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the appointment of McGladrey & Pullen, LLP as the independent auditors of the Company’s financial statements for the year ended December 31, 2004 and to approve the Nanophase Technologies Corporation 2004 Equity Compensation Plan. Stockholders will not be allowed to cumulate their votes in the election of directors.

Quorum; Abstentions and Broker Non-Votes—The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the vote for directors. Abstentions will be considered present and entitled to vote with respect to ratifying the appointment of the Company’s independent auditors and approving the Nanophase Technologies Corporation 2004 Equity Compensation Plan and will have the same effect as votes “against” such proposals. Broker non-votes will not be considered present and entitled to vote with respect to ratifying the appointment of the Company’s independent auditors and approving the Nanophase Technologies Corporation 2004 Equity Compensation Plan and will have no effect on such proposals.

Annual Report to Stockholders—The Company’s Annual Report to Stockholders for the year ended December 31, 2003, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven directors. Article VI of the Company’s Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, three directors of Class I will be elected for a term of three years expiring at the Company’s 2007 Annual Meeting of Stockholders. The nominees are presently serving as directors of the Company. See “Nominees” below.

The four directors whose terms of office do not expire in 2004 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below.

If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as a director if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES

The names of the nominees for the office of director, together with certain information concerning such nominees, is set forth below:

Name	Served as Director Since	Age	Position with Company
James A. Henderson	2001	69	Director
James A. McClung	2000	66	Director
R. Janet Whitmore	2003	49	Director

Mr. Henderson has served as a director of the Company since July 2001. He retired as Chairman and Chief Executive Officer of Cummins Engine Company in December 1999, after joining the company in 1964. Mr. Henderson became President and Chief Operating Officer of Cummins in 1977, was promoted to President and Chief Executive Officer in 1994 and served as Chairman and Chief Executive Officer from 1995 until his retirement in 1999. Mr. Henderson attended Culver Military Academy, holds an A.B. in public and international affairs from Princeton University and an M.B.A. from Harvard Business School. Mr. Henderson currently serves as Chairman of the Board of The Culver Education Foundation, member of the Board of Directors of International Paper, Rohm and Haas Company, Ryerson Tull, Inc., SBC Communications, Inc. and is a member of the Washington, D.C. Business Council.

Mr. McClung has served as a director of the Company since February 2000. He is currently Vice Chairman of Charter Consulting and former Senior Vice President and executive officer for FMC Corporation, a leading producer of a diversified portfolio of chemicals and machinery. He has over 30 years of international business development experience in over 75 countries, having managed and developed new technologies and production processes for diversified global businesses, including specialized chemicals and machinery, while living in the United States, Europe, and Africa. Mr. McClung currently serves as Corporate Board member of Alticor (Amway), Beaulieu of America Corporation, NCCI Holdings, Turtle Wax and Hu-Friedy. He was a founding member of the U.S.-Russia Business Council and is active in other international business organizations, such as the Japan American Society, Chicago Council of Foreign Relations and the Economic Club of Chicago. He serves as a board director at Illinois Institute of Technology, Thunderbird: The Garvin School of International Management, and the College of Wooster (Ohio). Mr. McClung earned a Bachelor’s degree from the College of Wooster, a Master’s degree from the University of Kansas, and a Doctorate from Michigan State University.

Ms. Whitmore joined the board in November 2003. She is currently a director of Silverleaf Resorts, Inc., where she serves as Chairman of the Compensation Committee and as a member of the Audit and Finance Committee. She is also a director of Epoch Biosciences (EPIO). Ms. Whitmore is Founder of Benton Consulting, LLC, which specializes in business development and processes. From 1976 through 1999, Ms. Whitmore held numerous engineering and finance positions at Mobil Corporation, including Mobil’s Chief Financial Analyst and Controller of Mobil’s Global Petrochemicals Division. Ms. Whitmore holds a Bachelor of Science degree in Chemical Engineering from Purdue University and an M.B.A. from Lewis University.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS.

OTHER DIRECTORS

The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified.

Name	Age	Position with Company	Served as Director Since	Term Expires	Class
Joseph E. Cross	56	Director, President and Chief Executive Officer	1998	2005	II

Richard W. Siegel, Ph.D.	66	Director	1989	2005	II

Donald S. Perkins	76	Chairman of the Board of Directors	1998	2006	III

Jerry K. Pearlman	64	Director	1999	2006	III

Mr. Cross has served as Chief Executive Officer of the Company since December 1998 and President and a director of the Company since joining the Company in November 1998. Prior to joining the Company in November 1998, Mr. Cross served as President and Chief Executive Officer of Aptech, a manufacturer of measurement, metering and control devices for the utility industry, from August 1996 to October 1998. From December 1993 to July 1996, Mr. Cross served as President of Aegis Technologies, an interactive telecommunications company. He holds a B.S. degree from Southwest Missouri University and attended the M.B.A. program at Southwest Missouri University.

Dr. Siegel is a co-founder of the Company and has served as a director of the Company since 1989. Dr. Siegel served as a consultant to the Company from 1990 to 2002 with regard to the application and commercialization of nanocrystalline materials. Dr. Siegel is an internationally recognized scientist in the field of nanocrystalline materials. During his tenure on the research staff at Argonne National Laboratory from July 1974 to May 1995, he was the principal scientist engaged in research with the laboratory-scale synthesis process that was the progenitor of the Company’s physical-vapor-synthesis production system. Dr. Siegel has been the Robert W. Hunt Professor in Materials Science and Engineering at Rensselaer Polytechnic Institute since June 1995, and served as Department Head from 1995 to 2000. In April 2001, Dr. Siegel became the founding Director of the newly created Rensselaer Nanotechnology Center at the Institute. During 1995-1998, he was also a visiting professor at the Max Planck Institute for Microstructure Physics in Germany on an Alexander von Humboldt Research Prize received in 1994. He chaired the World Technology Evaluation Center worldwide study of nanostructure science and technology for the U.S. government, has served on the Council of the Materials Research Society and as Chairman of the International Committee on Nanostructured Materials. He also served on the Committee on Materials with Sub-Micron Sized Microstructures of the National Materials Advisory Board and was the co-chairman of the Study Panel on Clusters and Cluster-Assembled Materials for the U.S. Department of Energy. He currently serves on the Nanotechnology Technical Advisory Group to the U.S. President’s Council of Advisors on Science and Technology. Dr. Siegel holds an A.B. degree in physics from Williams College and an M.S. degree and Ph.D. from the University of Illinois at Urbana-Champaign.

Mr. Perkins has served as a director of the Company since February 1998. Mr. Perkins retired from Jewel Companies, Inc., the retail supermarket and drug chain, in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of the Executive Committee until his retirement. He has served on a number of corporate boards and is currently a director of LaSalle Hotel Properties, three Jones Lang LaSalle REITs and several start-up companies. For more than 30 years, he has served on corporate boards including AT&T, Aon, Corning, Cummins Engine, Eastman Kodak, Firestone, Inland Steel Industries, Kmart, Lucent Technologies, The Putnam Funds, Springs Industries and Time-Warner, Inc. He is Honorary Chairman of the Illinois Coalition and Protector of the Thyssen-Bornemisza Continuity Trust. Mr. Perkins is a life trustee and was Vice Chairman of the Board of Trustees of Northwestern University. He is also a member of the Civic Committee of The Commercial Club of Chicago, a Director of Leadership for Quality Education and a member of RoundTable Healthcare Partners L.P. Advisory Boards. Mr. Perkins holds a B.A. degree from Yale University and an M.B.A. degree from the Harvard Graduate School of Business Administration.

Mr. Pearlman has served as a director of the Company since April 1999. Mr. Pearlman retired as Chairman of Zenith Electronics Corporation in November 1995. He joined Zenith as controller in 1971 and served as chief executive officer from 1983 through April 1995. Mr. Pearlman is a director of Smurfit Stone Container Corporation and Ryerson-Tull, Inc. He is a trustee of Northwestern University and a director and past chairman of the board of Evanston Northwestern Healthcare. Mr. Pearlman graduated from Princeton with honors from the Woodrow Wilson School and from Harvard Business School with highest honors.

Director Compensation—Upon first being elected to the Board of Directors, each director of the Company who is not an employee or consultant of the Company (an “Outside Director”) is granted stock options to purchase 10,000 shares of common stock at the fair market value of the common stock, as determined by a committee appointed by the Board of Directors, as of the date of issuance of such stock options. This initial option grant to Nanophase’s directors vests over five years. On or after the date of each annual meeting of the stockholders of the Company, each Outside Director who is re-elected or continues to serve as a director because his or her term has not expired is typically granted stock options to purchase 2,000 shares of common stock provided that such grant is typically not made to an Outside Director who was first elected to the Board of Directors within three months prior to such annual meeting. The options granted annually to Outside Directors vest in three equal annual installments beginning on the first anniversary of the date of grant. All options granted to Outside Directors expire ten years from the date of grant. In January 2004, in addition to the option grants referenced above, the Company paid $6,250 as quarterly compensation, which will amount to an annual total of $25,000 per director, for services performed in their capacity as directors. Prior to 2004, the Company paid directors with a combination of common stock grants and cash as outlined below. Given changes in securities laws, the Company did not grant any common stock to its directors in 2004. Under the pre-2004 compensation model, the annual compensation paid to each outside director had a value of approximately $25,000. Beginning in 2004, Mr. McClung’s cash compensation is being paid to Lismore International, Incorporated.

Effective January 17, 2003, the Company granted 4,870 restricted shares of common stock to each of Donald Perkins, Richard Siegel, Jerry Pearlman, James McClung and James Henderson. The Company also agreed to issue a cash payment of $10,000 to reimburse these Directors for personal income tax liabilities relating to this grant of common stock. In addition, the Company entered into a consulting agreement in March 2001 with Richard Siegel, Ph.D. pursuant to which the Company paid Dr. Siegel $2,000 per month for consulting services over a twelve-month term. This agreement expired in July 2002.

All Outside Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Meetings of the Board and Committees—During the year ended December 31, 2003, the Board of Directors held seven formal meetings. Four of the Company’s current directors attended 100% of the total board and committee meetings held during 2003 (this includes Ms. Whitmore, who attended the one meeting during the period in 2003 during which she was a director) and no director attended less than 75% of the aggregate number of board and committee (for all committees on which a particular director served) meetings held during 2003.

Committees of the Board of Directors—The Board of Directors has established an Audit and Finance Committee, a Compensation and Governance Committee and a Nominating Committee, each comprised entirely of independent directors who are not officers or employees of the Company. The members of the Audit and Finance Committee are Mr. McClung (Chairman), Mr. Henderson, Mr. Pearlman and Mr. Perkins. The members of the Compensation and Governance Committee are Mr. Pearlman (Chairman), Mr. Henderson and Mr. Perkins. The members of the Nominating Committee are Mr. Henderson (Chairman), Mr. McClung, Mr. Pearlman, Mr. Perkins and Dr. Siegel.

The Audit and Finance Committee generally has responsibility for retaining the Company’s independent public auditors, reviewing the plan and scope of the accountants’ annual audit, reviewing the Company’s internal control functions and financial management policies, and reporting to the Board of Directors regarding all of the foregoing. The Audit and Finance Committee held seven formal meetings in 2003. The Board of Directors has determined that Mr. Pearlman, Mr. Perkins and Mr. Henderson, all of whom serve on the Audit and Finance Committee, are “audit committee financial experts” as described in applicable SEC rules. Each member of the Audit and Finance Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and applicable SEC rules.

The Compensation and Governance Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive and key employee compensation, reviewing the Company’s executive compensation and general corporate governance policies and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee also has responsibility for administering the 2001 Equity Compensation Plan, determining the number of options, if any, to be granted to the Company’s employees and consultants pursuant to the 2001 Equity Compensation Plan and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee held four formal meetings in 2003.

The Nominating Committee generally has responsibility for recommending nominating candidates to serve on the Board of Directors. The Nominating Committee Charter is attached to this Proxy Statement as Exhibit A. All members of the Nominating Committee are independent, as that term is defined in the applicable National Association of Securities Dealers’ listing standards. The Nominating Committee was formed in 2004, and thus held no formal meetings in 2003.

The Nominating Committee will only consider recommendations from stockholders or groups of stockholders that have held at least 5% of the Company’s common stock for at least one year prior to making the recommendation. For each annual meeting of stockholders, the Nominating Committee will consider only one recommendation from any stockholder or group of stockholders, as defined under SEC Regulation 13D.

Recommendations from stockholders must be in writing, addressed to the Nominating Committee in care of the Corporate Secretary at the Company’s principal headquarters, and contain the name, address, telephone number and stock holdings of the recommending stockholder. Recommendations must also include the information concerning the proposed nominee required by Items 401, 403 and 404 of SEC Regulation S-K; a description of any relationship, agreements or understandings between the proposed nominee and the recommending stockholder; a description of all relationships between the proposed nominee and any competitors, customers, suppliers, labor organizations or others with special interests regarding the Company; a statement of the qualifications and potential contributions of the proposed nominee; a statement that the proposed nominee would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company; and the consent of the proposed nominee to be interviewed by the Nominating Committee and, if nominated and elected, to serve on the Board of Directors. Recommendations must be received by the Company not later than 120 calendar days before the first anniversary of the proxy statement for the prior annual meeting of stockholders. If the date of the annual meeting is more than 30 days following the first anniversary of the previous annual meeting, recommendations will be considered timely if submitted in a reasonable time in advance of the mailing of the Company’s proxy statement.

All persons nominated to serve on the Board of Directors, whether nominated by the Nominating Committee or recommended by stockholders, must possess certain basic personal and professional qualities. These qualities include integrity; absence of conflicts of interest; the ability to fairly and equally represent all stockholders; achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor; sound judgment borne of experience that demonstrates the ability to function effectively in an oversight role; a general appreciation of major issues facing public companies similar to the Company; and adequate time to devote to service on the Board of Directors.

The Nominating Committee and the Company believe that the continuing service of qualified incumbents promotes stability and continuity, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of familiarity and insight into the Company’s affairs. As a result, when considering candidates to serve on the Board of Directors, the Nominating Committee first determines whether the incumbent directors whose terms expire at the upcoming annual meeting should be nominated for re-election. If there is no qualified and available incumbent, the Nominating Committee will solicit recommendations for nominees from persons the Nominating Committee believes likely to be familiar with qualified candidates and consider stockholder recommendations. In evaluating potential nominees, the Nominating Committee considers whether the candidate possesses any of the specific qualities or skills that must be possessed by one or more members of the Board of Directors, the contribution the potential nominee can be expected to make to the overall function of the Board of Directors, and the extent to which the membership of the potential nominee on the Board of Directors would promote diversity among the directors. When candidates are recommended by stockholders, the Nominating Committee will also consider the size and duration of the recommending stockholder’s interest in the Company and the extent to which the recommending stockholder intends to continue holding its interest in the Company. The Nominating Committee may solicit the views of the Chief Executive Officer, senior management and other directors regarding the qualifications and suitability of any potential nominee.

Communications with the Board of Directors—Since the last Annual Meeting of Stockholders, the Board of Directors has adopted policies regarding stockholder communications with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors or one or more of its directors may send a letter addressed to the Board of Directors or the applicable directors in care of the Corporate Secretary at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446. All such communications must have the sender’s name, address, telephone number and e-mail address, if any, as well as a statement of the type and amount of the Company’s securities the sender holds and any other interest of the sender in the subject of the communication or, if the sender is not a stockholder of the Company, a statement of the nature of the sender’s interest in the Company. Communications will be forwarded to the proper recipient unless they (a) concern individual grievances or other interests that could not reasonably be construed to be of concern to the stockholders or other constituencies of the Company, (b) advocate the Company’s engaging in illegal activities, (c) contain offensive, scurrilous or abusive content, or (d) have no rational relevance to the business or operations of the Company.

Directors’ Attendance at Annual Meetings—When a director is unable to attend an Annual Meeting of Stockholders in person, but is able to attend by electronic conferencing, the Company will arrange for the director to participate by means such that the director can hear and be heard by those present at the meeting. The entire Board of Directors attended the Company’s 2003 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

The table below identifies executive officers of the Company who are not identified in the tables entitled “Election of Directors—Nominees” or “—Other Directors.”

Name	Age	Position
Jess Jankowski	38	Chief Financial Officer, Vice President of Finance, Secretary and Treasurer

Robert Haines	53	Vice President—Operations

Daniel S. Bilicki	60	Vice President—Sales and Marketing

Richard W. Brotzman, Ph.D.	50	Vice President—Research and Development

Mr. Jankowski has served as Controller of the Company since joining in 1995. He was elected Secretary and Treasurer in November 1999, Acting Chief Financial Officer in January 2000, Vice President in April 2002, and Vice President of Finance and Chief Financial Officer in April 2004. From 1990-1995 he served as Controller for two building contractors in the Chicago area. From 1986 to 1990 he worked for Kemper Financial Services in their accounting control corporate compliance unit, serving as unit supervisor during his last two years. He holds a B.S. in accountancy from Northern Illinois University, an M.B.A. from Loyola University, and received his certified public accountant certificate from the State of Illinois. Mr. Jankowski has served on the advisory board of WESTEC, an Illinois Technology Enterprise Center focusing on the commercialization of advanced manufacturing technologies, since 2003.

Mr. Haines joined Nanophase Technologies in January 2001 as Vice President of Operations. Beginning in 1996 and prior to joining Nanophase, he served as Corporate Director of Quality at Legrand North America. Previous experience includes two years as Vice President of Operations for Aegis Technologies and eight years with Digital Equipment Corporation. Mr. Haines has a B.S. in Chemistry/Engineering Physics from East Tennessee State University.

Mr. Bilicki has served as Vice President—Sales and Marketing of the Company since joining the Company in March 1999. From January 1996 until March 1999, Mr. Bilicki served as President/Director of PT Crosfield Indonesia in Jakarta, Indonesia, a subsidiary of Crosfield Company, which is a global chemical company. From January 1994 to December 1995, Mr. Bilicki held the position of President/Director North America of Crosfield Company. He holds a B.S. degree from Indiana Institute of Technology and an M.B.A. degree from Winthrop University.

Dr. Brotzman joined the Company in July 1994 as a senior scientist and has served as Vice President—Research and Development of the Company since July 1996. He is the inventor of much of the Company’s coating technology. Dr. Brotzman has 15 years experience in research and development of advanced materials leading to new products. His technical areas of expertise include interfacial adhesion and chemistry, self-assembled polymeric coatings, nanosized inorganic powders, powder processing, reactive coupling agents, solgel derived protective coatings, non-destructive evaluation of composites, neo-debye relaxation in green inorganic gels, asymmetric membranes and plasma processing. From January 1991 to July 1994, Dr. Brotzman served as Director of Research at TPL, Inc., an advanced materials company. He holds a B.S. degree in chemical engineering from Lafayette College, an M.S. degree in engineering and applied science from the University of California, Davis and a Ph.D. in chemistry from the University of Washington.

The Board of Directors elects executive officers annually, and such executive officers, subject to the terms of certain employment agreements, serve at the discretion of the Board of Directors. Messrs. Cross, Jankowski, Bilicki, Haines and Dr. Brotzman each have employment agreements with the Company. See “Executive Compensation—Employment.” There are no family relationships among any of the directors or officers of the Company.

EXECUTIVE COMPENSATION

The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2003, 2002, and 2001 of those persons who were (1) during 2003, the chief executive officer of the Company and (2) at December 31, 2003, the four other most highly compensated (based upon combined salary and bonus) executive officers of the Company whose total salary and bonus exceeded $100,000 during 2003 (collectively, the “Named Officers”).

Summary Compensation Table

	Year	Annual Compensation				Long-Term Compensation Awards Securities Underlying Options	All Other Compensation($)
Name and Principal Position		Salary($)	Bonus($)	Other Annual Compensation($)
Joseph E. Cross President and Chief Executive Officer	2003 2002 2001	$298,766 268,234 261,922	$0 0 74,025	$0 0 17,727	(1)	50,000 55,000 100,000	$0 0 0

Daniel S. Bilicki Vice President Sales and Marketing	2003 2002 2001	$207,786 195,036 190,812	$0 0 46,620	$0 0 0		21,000 30,000 60,000	$0 0 0

Robert Haines (2) Vice President Operations	2003 2002 2001	$187,712 169,255 147,692	$0 20,000 0	$0 0 55,506	(4)	30,000 40,000 30,000	$0 113,047 63,454	(3) (5)

Richard Brotzman, Ph.D. Vice President Research and Development	2003 2002 2001	$172,840 155,914 145,760	$0 10,000 16,800	$0 0 0		20,000 20,000 40,000	$0 0 0

Jess Jankowski Chief Financial Officer, Vice President of Finance, Secretary and Treasurer	2003 2002 2001	$134,355 119,069 108,981	$0 10,000 13,230	$0 0 0		18,000 20,000 13,000	$0 0 0

(1)	Represents payment of personal income tax liabilities associated with relocation expenses received.

(2)	Mr. Haines’s employment commenced with the Company on January 22, 2001.

(3)	Represents relocation expenses incurred by Mr. Haines for moving to the greater Chicago metropolitan area.

(4)	Includes $24,793 paid for lodging in Romeoville, Illinois, $20,930 paid for airfare to and from Chicago, Illinois, and $9,783 in payments related to use of a car. These expenses were incurred through 2001. All amounts have been “grossed-up” to compensate Mr. Haines for personal income tax liabilities associated with the reimbursement of these expenses.

(5)	Represents relocation expenses incurred by Mr. Haines for moving to the greater Chicago metropolitan area.

OPTION GRANTS IN 2003—The following table provides information on grants of stock options to the Named Officers during 2003. No stock appreciation rights were granted to the Named Officers during 2003.

	Number of Securities Underlying Options Granted (#) (1)	Individual Grants		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
Name		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)		5%($)	10%($)
Joseph E. Cross	50,000	20.51%	$3.66	03/24/13	$115,088	$291,655
Robert Haines	30,000	12.31%	3.66	03/24/13	69,053	174,993
Daniel S. Bilicki	21,000	8.61%	3.66	03/24/13	48,337	122,495
Richard Brotzman, Ph.D.	20,000	8.20%	3.66	03/24/13	46,035	116,662
Jess Jankowski	18,000	7.38%	3.66	03/24/13	41,432	104,996

(1)	These options are all non-qualified stock options. Subject to certain restrictions, these options become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant. These options were granted on March 24, 2003.

(2)	Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, as mandated by the SEC. Actual gains will be dependent on the future performance of the common stock and the option holder’s continued employment through the vesting period. The amounts reflected in the table may not necessarily be realized.

AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END 2003 OPTION VALUES—The following table provides information regarding each of the Named Officers’ option exercises in 2003 and unexercised options at December 31, 2003.

Aggregated Option Exercises in 2003 and

Year-End 2003 Option Values

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End 2003 (#)		Value of Unexercised In-The-Money Options at Year-End 2003 ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph E. Cross	0	$0	374,998	130,002	$1,169,250	$350,450
Robert Haines	0	0	25,334	74,666	19,201	171,299
Daniel S. Bilicki	90,000	279,003	99,999	71,001	55,075	189,255
Richard Brotzman, Ph.D.	76,065	380,608	165,018	64,662	530,928	190,301
Jess Jankowski	0	0	60,465	42,490	100,935	113,856

(1)	The value per option is calculated by subtracting the exercise price per option from the closing price of the Common Stock on the NASDAQ National Market on December 31, 2003, which was $8.09.

Employment

The Company entered into an employment agreement with Joseph E. Cross dated November 9, 1999 which provides for an annual base salary of not less than $220,000. In addition, Mr. Cross received a lump sum payment of $50,000 on the first anniversary of the commencement of this agreement. The Company also granted to Mr. Cross options to purchase up to 100,000 shares of Common Stock at an exercise price of $2.9375 per share and options to purchase up to 50,000 shares of Common Stock at an exercise price of $2.1875, with options for one-fifth of such shares becoming exercisable on each of the first five anniversaries of the dates of grant. No term has been assigned to Mr. Cross’ employment agreement. If Mr. Cross is terminated other than for “cause” (as such term is defined in Mr. Cross’ employment agreement), Mr. Cross will receive severance benefits in an amount equal to Mr. Cross’ base salary for 52 weeks.

Effective as of November 2, 2000, the Company also entered into an employment agreement with Robert Haines providing for an annual base salary of not less than $160,000. The Company also granted to Mr. Haines options to purchase up to 30,000 shares of Common Stock at an exercise price of $10.1875. No term has been assigned to Mr. Haines employment agreement. If Mr. Haines is terminated other than for “cause” (as such term is defined in Mr. Haines’s employment agreement), Mr. Haines will receive severance benefits in an amount equal to Mr. Haines’s base salary for 52 weeks.

Effective as of February 17, 2000, the Company also entered into an employment agreement with Daniel Bilicki providing for an annual base salary of not less than $165,000. In addition, Mr. Bilicki was granted options to purchase up to 50,000 shares of Common Stock at an exercise price of $2.375. No term has been assigned to Mr. Bilicki’s employment agreement. If Mr. Bilicki is terminated other than for “cause” (as such term is defined in Mr. Bilicki’s employment agreement), Mr. Bilicki will receive severance benefits in an amount equal to Mr. Bilicki’s base salary for 52 weeks.

Effective as of September 26, 2001, the Company also entered into an employment agreement with Dr. Richard Brotzman providing for an annual base salary of not less than $146,250. No term has been assigned to Dr. Brotzman’s employment agreement. If Dr. Brotzman is terminated other than for “cause” (as such term is defined in Dr. Brotzman’s employment agreement), Dr. Brotzman will receive severance benefits in an amount equal to Dr. Brotzman’s base salary for 26 weeks.

Effective as of February 17, 2000 the Company also entered into an employment agreement with Mr. Jess Jankowski providing for an annual base salary of not less than $95,000. No term has been assigned to Mr. Jankowski’s employment agreement. If Mr. Jankowski is terminated other than for “cause” (as such term is defined in Mr. Jankowski’s employment agreement), Mr. Jankowski will receive severance benefits in an amount equal to Mr. Jankowski’s base salary for 26 weeks.

REPORT OF THE COMPENSATION AND

GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

The current Compensation and Governance Committee members are Jerry K. Pearlman (Chairman), James A. Henderson and Donald S. Perkins. The objectives of the Compensation and Governance Committee in determining the levels and components of executive compensation are to (1) attract, motivate and retain talented and dedicated executive officers, (2) provide executive officers with both cash and equity incentives to further the interests of the Company and its stockholders and (3) compensate executive officers at levels comparable to those of executive officers at other comparable high technology companies. In setting compensation, the Compensation and Governance Committee reviews the achievement of corporate goals and individual contributions of particular executives. Generally, the compensation of the Company’s executive officers is composed of base annual compensation, in the form of salary and other benefits, incentives in the form of fiscal year-end bonuses and long-term compensation consisting of stock options awarded under the Company’s stock option plan.

Base Salaries

In determining the base salaries of the executive officers in 2003, the Compensation and Governance Committee considered the performance of each executive, the nature of the executive’s responsibilities, the salary levels of executives at comparable high technology companies, including other publicly-held advanced materials and advanced technologies companies and the Company’s general compensation practices.

Cash Bonuses

Discretionary cash bonuses for executive officers are directly tied to achievement of specified goals of the Company and are a function of the criteria which the Compensation and Governance Committee believes appropriately take into account the specific areas of responsibility of the particular officer.

Stock Options

Periodically, the Compensation and Governance Committee also grants stock options to executive officers in order to provide a long-term incentive which is directly tied to the performance of the Company’s stock. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is the fair market of the Common Stock on the date of grant. In general, the options vest in equal annual installments over a three-year period beginning one year after the date of grant, in certain instances the Board of Directors (or the Compensation and Governance Committee) can adjust the vesting period for performance-based options. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making stock option grants to executives, including Mr. Cross, in 2003, the Compensation and Governance Committee considered a number of factors, including the performance of such persons, the Company’s performance in 2002, achievement of specific delineated goals, the responsibilities and the relative position of such persons within the Company, the compensation of executives in comparable high technology companies and the number of stock options each such person currently possesses.

Chief Executive Officer Compensation

Joseph Cross has served as the Company’s President since November 1998 and its Chief Executive Officer since December 1998. Under his employment agreement with the Company dated November 9, 1999, Mr. Cross was paid a base salary of $298,766 in 2003 and received options to purchase 50,000 shares of common stock which vest over a three-year period. In determining the level of salary payments and option grants to Mr. Cross, the Compensation and Governance Committee considered qualitative factors such as Mr. Cross’s strong leadership role in coordinating the Company’s development of partnering relationships with key customers, the Company’s transition to a producer and supplier of commercial quantities of nanomaterials, the expansion of the Company’s intellectual property assets, his success in recruiting other valued senior executives to the Company, and the development of other new strategic initiatives.

Compliance with Section 162(m)

The Compensation and Governance Committee currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, (1) such compensation is performance-based, established by a committee of outside directors and objective, and (2) the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. The Compensation and Governance Committee believes that the requirements of Section 162(m) are uncertain at this time and may arbitrarily impact the Company. In the future, the Compensation and Governance Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

Submitted by the Compensation and Governance

Committee of the Board of Directors:

Jerry K. Pearlman (Chairman)

James A. Henderson

Donald S. Perkins

Compensation and Governance Committee Interlocks and Insider Participation

Pursuant to a consulting agreement effective as of October 29, 1998, and prior to his appointment as Chairman of the Board of Directors, Donald S. Perkins, who is Chairman of the Compensation and Governance Committee, was engaged by the Company to provide additional services in connection with the Company’s organizational restructuring and refocusing. In consideration for such services, Mr. Perkins was granted options to purchase 25,000 shares of Common Stock at an exercise price of $3.50 per share. Such options vest in five equal annual installments beginning on October 29, 1999; provided, however, that unvested options will expire upon Mr. Perkins no longer providing such services to the Company.

REPORT OF THE

AUDIT AND FINANCE COMMITTEE

OF THE BOARD OF DIRECTORS

All members of the Audit and Finance Committee are independent, as that term is defined in the applicable National Association of Securities Dealers’ listing standards. Each member of the Audit and Finance Committee is also financially literate, as that qualification is interpreted by the Company’s Board of Directors in its business judgment. The Audit and Finance Committee currently consists of James A. McClung (Chairman), James A. Henderson, Jerry K. Pearlman and Donald S. Perkins.

Policies and Mission

The Audit and Finance Committee recommends the independent certified public accountants for Board of Director approval, engages in a discussion with the independent accountants regarding the objectivity and independence of the accountants, reviews the adequacy of the Audit and Finance Committee Charter, reviews certain of the Company’s Securities and Exchange Commission filings, reviews significant financial reporting issues with the Company’s chief financial officer, reviews risk management and internal audit procedures with the Company’s chief financial officer, and engages in any necessary private sessions with the Company’s chief financial officer and independent accountants.

Audit and Finance Committee Statement

The Audit and Finance Committee, consistent with its policies and mission, has adopted an amended and restated charter, which is included as Exhibit B to this Proxy Statement. The Audit and Finance Committee has reviewed and discussed the audited financial statements with Company management; discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented; received a written disclosure letter from the Company’s independent certified public accountants as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified and supplemented, and has discussed with the independent certified public accountants the independent accountant’s independence; and based on the preceding review and discussions contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2003 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit and Finance

Committee of the Board of Directors:

James A. McClung (Chairman)

James A. Henderson

Jerry K. Pearlman

Donald S. Perkins

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Market Composite Index and an index of peer companies selected by the Company during the period commencing on November 26, 1997, the date of the Company’s initial public offering, and ending on December 31, 2003. The comparison assumes $100 was invested on November 26, 1997 in the Common Stock, the NASDAQ Market Composite Index and the peer companies selected by the Company and assumes the reinvestment of all dividends, if any. The performance graph must begin with the closing price of the Common Stock on the date of the initial public offering, which was $8.00 (this was also the price at which the Common Stock was offered in the initial public offering).

COMPARISON OF CUMULATIVE TOTAL RETURNS

Measurement Date	Nanophase Technologies Corporation	Peer Group	NASDAQ
November 26, 1997	$100.00	$100.00	$100.00
December 31, 1997	158.59	93.52	98.49
December 31, 1998	28.13	131.60	137.52
December 31, 1999	60.94	138.04	255.21
December 31, 2000	137.50	98.15	154.94
December 31, 2001	73.63	118.61	122.32
December 31, 2002	35.25	71.24	83.76
December 31, 2003	101.13	154.38	125.64

The companies in the peer group, both of which are advanced materials or advanced technologies companies, are: Delta & Pine Land Company and Landec Corporation. The peer group in the Company’s proxy statement for the 2000 annual meeting included Alyn Corporation. On July 31, 2000, Alyn Corporation filed a petition for bankruptcy and accordingly has been removed from the calculations of the graph above for all periods presented.

The above graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 5, 2004 certain information with respect to the beneficial ownership of the common stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (2) each Company director, (3) each of the Named Officers and (4) all Company executive officers and directors as a group.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Beneficially Owned
Spurgeon Corporation	2,985,195	(2)	16.8%
Bradford T. Whitmore	3,258,007	(3)	18.3%
Grace Brothers, Ltd.	2,685,195	(4)	15.1%
Grace Investments, Ltd.	300,000	(5)	1.8%
Altana Chemie, AG	1,256,281	(6)	7.2%
Joseph E. Cross	454,834	(7)	2.6%
James A. Henderson	15,742	(8)	*
Richard W. Siegel, Ph.D.	281,044	(9)	1.6%
James McClung	42,770	(10)	*
Jerry Pearlman	35,947	(11)	*
Donald S. Perkins	74,811	(12)	*
R. Janet Whitmore	147,816	(13)	*
Daniel S. Bilicki	152,000	(14)	*
Jess Jankowski	83,100	(15)	*
Richard W. Brotzman, Ph.D.	191,686	(16)	1.1%
Robert Haines	54,667	(17)	*
All executive officers and directors as a group (11 persons)	1,534,417	(18)	8.3%

Unless otherwise indicated below, the persons address is the same as the address for the Company.

*	Denotes beneficial ownership of less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes 2,232,194 shares of common stock held by Grace Brothers, Ltd. and 300,000 shares of common stock held by Grace Investments, Ltd. Spurgeon Corporation is a general partner of both Grace entities and shares voting and investment power with respect to the shares of common stock held by such Grace entities. This amount also includes 453,001 shares of common stock issuable upon exercise of warrants that are held by Grace Brothers, Ltd. and are exercisable currently. This information is based on information reported on Form 4 filed on April 5, 2004 with the Commission by Spurgeon Corporation. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(3)	Includes 2,232,194 shares of common stock held by Grace Brothers, Ltd., 300,000 shares of common stock held by Grace Investments, Ltd. and 272,812 shares held by Bradford T. Whitmore. This amount also includes 453,001 shares of common stock issuable upon exercise of warrants that are held by Grace Brothers, Ltd. and are exercisable currently. Mr. Whitmore is a general partner of Grace Brothers, Ltd. and is the sole owner of an entity which is a general partner of Grace Investments, Ltd. In such capacities, Mr. Whitmore shares voting and investment power with respect to the shares of common stock held by the Grace entities. This information is based on information reported on Form 4 filed on April 5, 2004 with the Commission by Mr. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(4)	This amount includes 453,001 shares of common stock issuable upon exercise of warrants that are exercisable currently. This information is based on information reported on Form 4 filed on April 5, 2004 with the Commission by Spurgeon Corporation and Bradford T. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(5)	This information is based on information reported on Form 4’s filed on April 5, 2004 with the Commission by Spurgeon Corporation and Bradford T. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(6)	Consist of unregistered common stock, and therefore not freely saleable, until March 23, 2006.

(7)	Includes 453,334 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(8)	Includes 7,332 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(9)	Includes 66,042 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(10)	Includes 13,999 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(11)	Includes 13,999 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(12)	Includes 32,667 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(13)	This information is based on information reported on a Form 4 filed on November 25, 2003 with the Commission by R. Janet Whitmore. The address of the stockholder is 10305 Oaklyn Drive, Potomac, Maryland 20854.

(14)	Includes 147,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(15)	Includes 81,800 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(16)	Consists of 191,686 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(17)	Consists of 54,667 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

(18)	Includes 1,062,526 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of March 30, 2004.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing compensation plans as of December 31, 2003, including the 1992 Amended and Restated Stock Option Plan and the 2001 Equity Compensation Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		(d) Total of Securities Reflected in Columns (a) and (c)
Plans Approved by Shareholders	1,928,619	(1)	$5.70	359,500	(2)	2,288,119
Plans Not Approved by Shareholders	None		$—	None		—

(1)	Consists of the 1992 Amended and Restated Stock Option Plan, the 2001 Equity Compensation Plan, and shares of authorized but unissued Preferred Stock

(2)	Consists of shares available for future issuance under the 2001 Equity Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to items listed elsewhere in this Proxy Statement, on September 5, 2003, in anticipation of the September 8, 2003 private placement to Grace Brothers Ltd., the Company amended its existing Stockholder Rights Agreement to revise the beneficial ownership threshold at which a person or group of persons becomes an “acquiring person” and triggers certain provisions under the Stockholder Rights Agreement. As revised, a person or group would become an “acquiring person” if that person or group becomes the beneficial owner of 35% or more of the outstanding shares of the Company’s stock. Prior to such amendment, the beneficial ownership threshold was 25%. On September 8, 2003, the Company issued 453,001 shares of its common stock to Grace Brothers Ltd. at a purchase price of $4.415 per share together with a warrant to purchase a like number of shares of common stock during the next twelve months also at a price of $4.415 per share. The share price for the common stock was determined based on the fifteen-day market closing average for the Company’s stock ending September 5, 2003. As of April 5, 2004, Grace Brothers, Ltd. beneficially owned approximately 15.1% of the Company’s outstanding common stock. Ms. R. Janet Whitmore is a sister of Bradford Whitmore who serves as the general partner of Grace Brothers, Ltd.

On March 23, 2004, the Company entered into a joint development agreement with Altana Chemie, AG (“Altana”) in order to explore new product applications in fields that are mutually beneficial to both companies. Pursuant to the agreement, the Company and Altana have granted each other, subject to limited exceptions, exclusive rights for the development and purchase of nanomaterials for use in paints, coatings, inks, polymers and plastics, varnishes, and similar applications. In connection with this agreement the Company sold, in a private placement to Altana, 1,256,281 shares of common stock at $7.96 per share and received gross proceeds of $10 million. Altana beneficially owns approximately 7% of the Company’s outstanding common stock.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, upon the recommendation of the Audit and Finance Committee, has appointed McGladrey and Pullen, LLP, independent certified public accountants, as auditors of the Company’s financial statements for the year ended December 31, 2004. McGladrey and Pullen, LLP has been engaged as auditors for the Company beginning in November 2001. The Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors’ appointment of McGladrey & Pullen, LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of McGladrey & Pullen, LLP, the Board of Directors will interpret this as an instruction to seek other auditors. In addition to audit services, McGladrey & Pullen, LLP also provided certain non-audit services to Nanophase Technologies Corporation in relation to the 2003 fiscal year. The Audit and Finance Committee has considered whether the provision of these additional services is compatible with maintaining the independence of McGladrey & Pullen, LLP. The following fees were incurred by Nanophase Technologies Corporation for the services of McGladrey & Pullen, LLP in relation to the 2003 fiscal year.

Audit Fees. The aggregate amount billed by our principal accountant, McGladrey & Pullen, LLP, for audit services performed during the fiscal years ended December 31, 2003 and 2002 was $126,450 and $75,575, respectively. Audit services include the auditing of financial statements, quarterly reviews, statutory audits and the preparation of consents and review of registration statements.

Audit Related Fees. McGladrey & Pullen, LLP did not perform audit related services during the fiscal years ended December 31, 2003 and 2002. Audit related services would include employee benefit plan audits, due diligence assistance, internal control review assistance and audit or attestation services not required by statute or regulation.

Tax Fees. Total fees billed by RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) for tax related services for the fiscal years ended December 31, 2003 and 2002 were $6,100 and $7,725, respectively. These services include tax related research and general tax services in connection with transactions and legislation.

All Other Fees. Other than those fees described above, there were no other fees billed for services performed by McGladrey & Pullen, LLP during the fiscal years ended December 31, 2003 and December 31, 2002.

All of the fees described above were approved by Nanophase’s Audit and Finance Committee.

Audit and Finance Committee Pre-Approval Policies and Procedures. Nanophase’s Audit and Finance Committee pre-approves the audit and non-audit services performed by McGladrey & Pullen, LLP, our principal accountants, and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) in order to assure that the provision of such services does not impair McGladrey & Pullen, LLP’s independence. Unless a type of service to be provided by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approval cost levels will require specific pre-approval by the Audit and Finance Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit and Finance Committee specifically provides for a different period. The Audit and Finance Committee will periodically revise the list of pre-approved services, based on subsequent determinations, and has delegated pre-approval authority to the Chairman of the Audit and Finance Committee. In the event the Chairman exercises such delegated authority, they shall report such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

It is expected that representatives of McGladrey & Pullen will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2004.

PROPOSAL 3

APPROVAL OF THE NANOPHASE TECHNOLOGIES

CORPORATION 2004 EQUITY COMPENSATION PLAN

The Board of Directors proposes that the Company replace its existing equity compensation plan, the 2001 Equity Compensation Plan (the “2001 Plan”) (effective June 5, 2001), with the Equity Compensation Plan described below. Over the last three years, Nanophase has recruited several new executives, other key employees, and new members of the Board of Directors. Part of this recruitment effort, and related efforts to retain new and existing employees and Directors, resulted in the granting of stock options as a form of equity-based compensation. As a result of these efforts, the shares available for grant under the 2001 Plan have been effectively depleted. As of April 29, 2004, only 359,500 shares are available for grant under the 2001 Plan. Additionally, the existing plan limits the flexibility of the Board of Directors in determining the nature of equity-based compensation. The Board of Directors believes that in order to attract and retain key personnel the Company must have shares available to grant as part of the Company’s compensation scheme as well as greater flexibility with respect to the form of the grants. The proposed new plan will effectively allow the Board of Directors to grant up to an additional 959,500 shares, with limitations on the size of individual and aggregate annual grants discussed below. Added to the Company’s existing outstanding but unexercised stock options under the 2001 Plan and the Company’s previous stock option plan, this plan will create a pool of currently outstanding options and shares available for future grant of approximately 17.5% of the outstanding shares of Company stock on April 29, 2004.

Accordingly, on April 29, 2004, the Board of Directors adopted the Nanophase Technologies Corporation 2004 Equity Compensation Plan (the “2004 Plan”) and is seeking approval of this plan by the stockholders of the Company. Pursuant to the terms of the 2004 Plan, upon approval of the 2004 Plan by the Company’s stockholders, further grants may not be made under the 2001 Plan.

The following is a general summary of the 2004 Plan and is qualified in its entirety by the full text of the 2004 Plan attached to this Proxy Statement as Exhibit C. Capitalized terms not defined herein have the meanings ascribed to such terms in the plan document.

Purpose

The purpose of the 2004 Plan is to provide plan participants with the opportunity to receive grants of incentive stock options, nonqualified options, restricted shares and performance shares. The Company believes that the plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the shareholders.

Administration

The 2004 Plan will be administered by the Compensation and Governance Committee of the Board of Directors (the “Committee”). The Committee consists of three or more persons appointed by the Board of Directors, all of whom shall be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and related Treasury regulations (the “Internal Revenue Code”), shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act, and shall be “independent directors” as defined in NASDAQ Marketplace Rule 4200(15), as amended. The Committee has full authority to construe and interpret the 2004 Plan and to establish, amend, and rescind rules and regulations relating to the 2004 Plan, and take any other action necessary for the administration of the 2004 Plan.

Participants

The Committee will designate certain (i) employees of the Company and its subsidiaries, (ii) advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the board of directors of the Company who will participate in the 2004 Plan. As of April 29, 2004, all employees were eligible to participate in the 2004 Plan. Each of the Company’s executive officers and directors qualifies for participation in the 2004 Plan.

Shares Available for the 2004 Plan

Subject to adjustment as provided in the 2004 Plan (for example, in the event of recapitalization, stock split, stock dividend, merger, reorganization or similar event), the maximum number of shares of Common Stock that may be issued under the 2004 Plan is 959,500 shares, and the maximum number of shares of Common Stock that may be issued under the 2004 Plan in any single calendar year is 200,000 shares, which may be shares of original issuance, treasury shares or a combination thereof; provided, however, for purposes of calculating the aggregate number of shares available for grants and calculating the limitations on calendar year grants set forth below, each grant of a Restricted Share or a Performance Share (other than New Hire Grants) shall be the equivalent of a grant of three (3) shares.

Awards

Awards under the 2004 Plan may be in the form of (i) incentive stock options to purchase the Company’s Common Stock (“Incentive Stock Options”), (ii) nonqualified options to purchase the Company’s Common Stock (“Nonqualified Options”), (iii) restricted stock (“Restricted Stock”) and (iv) performance stock (“Performance Stock”) (hereinafter collectively referred to as “Grants”). The terms and features of the various forms of Grants are set forth below and described more fully in the 2004 Plan itself, attached as Exhibit C.

No person may receive more than fifteen percent (15.0%) of the aggregate number of Incentive Stock Options and Nonqualified Options granted during any calendar year. No person may receive more than fifteen percent (15.0%) of the aggregate amount of Restricted Stock and Performance Stock granted during any calendar year. In addition, at least fifty percent (50%) of all Restricted Shares and Performance Shares (taken as a single class) granted in each calendar year shall be Performance Shares. However, (i) the limitations set forth in this paragraph will not apply to grants made to a person not previously an employee or director of the Company, or following a bonafide period of non-employment, as an inducement material to the individual’s entering into employment with the Company (“New Hire Grants”), and (ii) New Hire Grants shall not count against the aggregate maximum amounts set forth above in this paragraph nor against the 200,000 share annual limit set forth above.

Incentive and Nonqualified Stock Options. A stock option is a right to purchase a specific number of shares of Common Stock under specific terms, conditions and price. The Committee determines the price of the shares of Common Stock covered by each stock option (the “Stock Option Price”), except that the Stock Option Price may not be less than 100% of the fair market value of the shares of Common Stock on the date such stock options are granted. The Committee also sets the term of each stock option. The term of a stock option may not exceed 10 years from the date of the grant. Stock options granted under the 2004 Plan may be either Incentive Stock Options which qualify under the meaning of Section 422 of the Internal Revenue Code or Nonqualified Stock Options which are not designed to qualify under Section 422. With respect to each stock option granted under the 2004 Plan, the Committee may determine the nature and extent of any restrictions to be imposed on the shares of Common Stock which may be purchased thereunder, including, but not limited to restrictions on the transferability of shares acquired upon exercise. Stock options granted under the 2004 Plan cannot be repriced (except in the event of a recapitalization, stock split, stock dividend, merger, reorganization or similar event as described above). For purposes of the 2004 Plan, the term “reprice” means the lowering of the Stock Option Price of previously granted nonqualified stock options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K. The actual purchase of shares of Common Stock pursuant to a stock option is called the “exercise” of that stock option. Stock options granted under the 2004 Plan are exercisable at such time or times and subject to such terms and conditions as determined by the Committee at the time of grant. The Committee may waive such restrictions on the exercisability at any time on or after the date of the grant in whole or in part, as the Committee determines in its sole discretion. Generally, a portion of a stock option may be exercised after completing one year of continuous employment with the Company or any of its subsidiaries or affiliates, from the date the stock option is granted with additional portions being exercisable each year thereafter. The Committee will determine the form of payment of the exercise price, which may include cash, shares of Common Stock already owned by the participant for a sufficient time (generally six months) to not result in an accounting charge to Company, or any combination of cash and shares of Common Stock, with the fair market value of such Common Stock valued as of the day prior to delivery. The Committee may also designate additional forms of payment that will be permitted, including the payment of all or a portion of the exercise price from the shares of Common Stock issuable to a participant upon such exercise. A participant will not have any of the rights of a stockholder until the shares of Common Stock are issued to the participant.

Restricted Stock. Restricted Stock is Common Stock subject to restrictions on transfer and/or other rights. With respect to each share of Restricted Stock granted under the 2004 Plan, the Committee will determine the nature and extent of any restrictions to be imposed on the transfer of the Restricted Stock, the right to vote the Restricted Stock, and the right to receive dividends or other distributions on the Restricted Stock. The Committee shall also determine the period during which such restrictions shall apply (the “Restriction Period”). Upon a “termination of service,” the recipient of a Restricted Stock grant, the Company will buy back from such recipient any Restricted Stock still subject to restriction. The purchase price for such Restricted Stock shall be the lesser of the amount paid by the recipient for such Restricted Stock and the fair market value of the Restricted Stock as of the date of the termination of service. The Committee may provide exceptions to the repurchase requirement to the extent it deems appropriate. For purposes of the 2004 Plan, the term “termination of service” with respect to a person means the termination of that person’s employment or service to the Company and its subsidiaries and affiliates. The Committee may determine that restrictions on any or all Restricted Stock may lapse without regard to any Restriction Period.

Performance Stock. Performance Stock is a right to receive payment in Common Stock if certain performance goals are met at certain times. The Committee shall determine appropriate performance goals for the Company and the times at which they must be met in order for Common Stock to be awarded. Performance goals may relate to the financial performance of the Company or its operating shares, the performance of the Company’s Common Stock, individual performance, or any other criteria the Committee deems appropriate. Performance Stock may only be granted to certain employees of the Company and its subsidiaries and certain advisors of the Company or its subsidiaries. During any calendar year, the Committee may grant a maximum of 66,667 shares of Performance Stock. The value of Performance Stock in Common Stock shall be based on the fair market value of Common Stock at the date of payment in Common Stock, if any. Performance Stock may not be transferred, and is subject to any other restrictions and conditions the Committee deems appropriate. Performance Stock has no right to vote or receive dividends or other distributions until payment is made in Common Stock. Upon failure to meet performance goals or other conditions during the applicable period or upon the termination of service of a recipient of Performance Stock, such Performance Stock shall be forfeited.

Reorganization or Change in Control

Under the 2004 Plan, a reorganization shall be deemed to occur if the shareholders of the Company approve (or, if shareholder approval is not required, the Board of Directors approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares of the Company’s stock entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company. A change in control shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any of its subsidiaries or affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the such act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board of Directors.

Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Incentive Stock Options and Nonqualified Stock Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation. In addition, upon any Reorganization or a Change of Control, (i) the Company shall provide each participant with outstanding grants written notice of such event and (ii) all outstanding Incentive Stock Options and Nonqualified Stock Options shall automatically accelerate and become fully exercisable.

Transferability

Awards under the 2004 Plan may not be transferred, assigned, pledged, or hypothecated in any manner except in the case of death of a participant; provided, however, Nonqualified Stock Options may be transferred to certain immediate family members and other persons or entities according to such terms as the Committee may determine provided such transferability does not result in accelerated federal income taxation and further provided the participant receives no consideration for the transfer of a stock option. Any appropriately transferred grant shall remain subject to all terms and conditions applicable to the applicant transferring such grant.

Termination and Amendment

The Board of Directors, may at any time terminate or from time to time amend the 2004 Plan; provided that the Board of Directors may not make any amendment to the 2004 Plan without the approval of the shareholders, if such shareholder approval is required by any requirement of applicable law or regulation. The 2004 Plan shall terminate on the day immediately preceding the tenth anniversary of the effective date of the plan, unless the plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the shareholders. A termination or amendment of the 2004 Plan that occurs after a grant is made shall not materially impair the rights of the participant receiving such grant unless the participant consents or unless the amendment is required in order to comply with applicable law. The termination of the 2004 Plan shall not impair the power and authority of the Committee with respect to an outstanding grant.

Outstanding Grants and Effect on Prior Plans

Based on the closing price of $7.18 per share on April 29, 2004, the aggregate market value of the 959,500 shares of Common Stock reserved for issuance under the 2004 Plan is $6,889,210. As of April 29, 2004, only 359,500 shares are available for grant under the 2001 Plan. Pursuant to the terms of the 2004 Plan, upon the effective date of the 2004 Plan, further grants may not be made under the 2001 Plan.

United States Federal Income Tax Consequences

The following discussion briefly summarizes the material federal income tax consequences of participation in the 2004 Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular participant. The discussion is limited to the impact of the Internal Revenue Code as is currently in effect upon United States citizens residing in the United States.

Stock Options. Under the Internal Revenue Code, a participant granted a Nonqualified Stock Option or Incentive Stock Option generally realizes no taxable income upon receipt of the stock option, but in the case of a Nonqualified Stock Option a participant is deemed to have realized ordinary taxable income upon the exercise of the stock option equal to the excess of the fair market value of the shares of Common Stock acquired at the time of the exercise of the stock option over the exercise price of such stock option. The Company will be entitled to a deduction equal to the same amount to the extent such amount is treated as reasonable compensation under the Internal Revenue Code. The deduction will be allowed in the Company’s taxable year which includes the last day of the participant’s taxable year in which the stock option is exercised. A participant’s tax basis in shares of Common Stock acquired upon the exercise of a stock option will be the fair market value of such Common Stock shares on the date the stock option is exercised. Upon any sale of shares of Common Stock acquired under the 2001 Plan, the participant’s gain or loss will therefore equal the difference between the sale price and such tax basis. (Notwithstanding the foregoing, in the event of a “cashless” exercise of stock options, the fair market value shall equal the actual sales price of the underlying shares of Common Stock.) Upon disposition by a participant of Incentive Stock Option shares received under the 2001 Plan, any gain or loss realized by the participant will generally be taxed as a capital gain or loss. There will be no federal income tax consequences to the Company upon the disposition of shares acquired upon exercise of an Incentive Stock Option received under the 2001 Plan, provided the necessary holding periods have been met.

Restricted Stock. A recipient of a Restricted Stock award will recognize ordinary income equal to the fair market value of the common stock at the time the restrictions on the Restricted Stock lapse, less any amount which the recipient paid for the stock. However, instead of postponing the income tax consequences of a stock award, the recipient may elect to include the fair market value of the Common Stock (less any purchase price paid) in income in the year the award is granted. This election is made under Section 83(b) of the Code by filing a written notice with the Internal Revenue Service. In general, the Company receives a deduction for federal income tax purposes equal to the amount of compensation recognized by the recipient at the time the recipient recognizes such income. The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the Common Stock in income when awarded. If the recipient makes a Section 83(b) election and elects to include the fair market value of the common stock (less any purchase price paid) in income in the year the award is granted, any subsequent disposition will result in a capital gain or loss equal to the difference between the selling price of the Common Stock and the fair market value of the Common Stock on the date of grant. If no Section 83(b) election is made and the recipient has recognized ordinary income equal to the fair market value of the common stock at the time the restrictions lapse, less any amount the recipient paid for the stock, any disposition will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restrictions lapsed.

Performance Stock. A participant will not recognize income and will not be taxed upon the grant of Performance Stock. Generally, at the time a participant receives payment under Performance Stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the shares received, and the Company will then be entitled to a corresponding deduction.

Withholding Taxes. A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of any grant under the 2004 Plan. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of Common Stock or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the award.

Reasons for Obtaining Stockholder Approval

The Board of Directors has approved the 2004 Plan subject to stockholder approval at the annual meeting. The Company is submitting the 2004 Plan for stockholder approval at the annual meeting because stockholder approval is required to (a) qualify the 2004 Plan under Section 422 of the Internal Revenue Code relating to the grant of Incentive Stock Options and (b) obtain a federal income tax deduction under Section 162(m) of the Internal Revenue Code for compensation recognized by participants in connection with the Grants under the 2004 Plan.

Recommendation

The Board of Directors believes that approval of the 2004 Plan is in the best interest of the Company and its stockholders because the 2004 Plan will enable the Company to attract and retain officers and key management employees and provide those employees with competitive incentives which also align their interests with those of the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NANOPHASE TECHNOLOGIES CORPORATION 2004 EQUITY COMPENSATION PLAN.

MISCELLANEOUS AND OTHER MATTERS

Solicitation—The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

Proposals of Stockholders—Proposals of stockholders (1) intended to be considered at the Company’s 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) and (2) to be considered for inclusion in the Company’s proxy statement and proxy for the 2005 Annual Meeting, must be received by the Secretary of the Company on or before January 3, 2005. If a stockholder submits a proposal to be considered at the 2005 Annual Meeting other than in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and does not provide notice of such proposal to the Company by March 19, 2005, the holders of any proxy solicited by the Company’s Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.

Other Business—The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement and the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2003 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons. One such form (SEC Form 4) was filed on behalf of Dr. Richard Brotzman on the third business day after a transaction (one day later than required) due to an administrative error.

Additional Information—The Company will furnish without charge a copy of its Annual Report on Form 10-K for its year ended December 31, 2003, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed the Company’s reasonable expenses in connection therewith.

Requests for such materials should be directed to Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Nancy Baldwin, Manager of Investor Relations.

By order of the Board of Directors

Jess Jankowski,

Secretary

Romeoville, Illinois

May 17, 2004

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE,

DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

EXHIBIT A

NANOPHASE TECHNOLOGIES CORPORATION

NOMINATING COMMITTEE CHARTER

(as adopted on April 29, 2004)

Purpose

The primary purpose of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Nanophase Technologies Corporation (the “Company”) shall be to establish criteria for the selection of directors; to identify individuals qualified to serve as directors of the Company; and to select, or recommend that the Board select, the candidates for all directorships to be filled by the Board or by the shareholders.

Composition of the Committee

The Committee shall consist of at least three members of the Board, with the exact number being determined by the Board. The members of the Committee shall be appointed and replaced from time to time by the Board. The Chairman of the Committee shall be designated by the Board.

Each member of the Committee shall satisfy the independence requirements of The Nasdaq Stock Market, Inc. and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Meetings

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The Committee may invite members of management or others to attend Committee meetings and provide pertinent information on the issues being considered as the Committee may request. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Company.

Duties and Responsibilities

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes set forth in this Charter.

1. Establish guidelines and criteria for the selection of individuals to be considered as candidates for election to the Board.

2. Identify individuals believed to be qualified as candidates to serve on the Board.

3. Evaluate candidates for nomination to the Board, including those recommended by shareholders. In that connection, the Committee shall adopt and implement procedures for the submission of recommendations by shareholders as it deems appropriate.

A-1

4. Select, or recommend for the Board’s selection, director nominees for election by the stockholders or appointment by the Board, as the case may be, which recommendations shall be consistent with the Company’s guidelines and criteria for selecting directors.

5. Review the background and qualifications of individuals being considered as director candidates.

6. Evaluate the performance of current Board members, and make recommendations to the Board regarding the appropriateness of members of the Board standing for reelection.

7. Consider questions of independence and possible conflicts of interest of members of the Board, and whether a candidate has a special interest or a specific agenda that would impair his or her ability to effectively represent the interest of all shareholders.

8. Review and make recommendations, as the Committee deems appropriate, regarding the size, structure and composition of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company, as determined by the Committee.

9. Oversee evaluation of the Board, which may include developing and recommending an annual self-evaluation process.

Delegation of Authority

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee or one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

Investigations and Studies; Outside Advisers

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

A-2

EXHIBIT B

NANOPHASE TECHNOLOGIES CORPORATION

AUDIT AND FINANCE COMMITTEE CHARTER

(as amended and restated through April 29, 2004)

Purpose

The primary purpose of the Audit and Finance Committee (the “Committee”) is to represent and assist the Board of Directors (the “Board”) in fulfilling its responsibilities for oversight of: the Company’s accounting and financial reporting processes; the preparation, presentation and integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; the adequacy and efficacy of the Company’s systems of internal accounting, auditing and financial controls; the Company’s compliance with legal and regulatory requirements; the conduct, independence and qualifications of the Company’s outside auditor; and the performance of the annual independent audit of the Company’s financial statements.

Authority

The Committee shall have the authority and sufficient funding to discharge its duties and responsibilities, including the authority to engage special legal, accounting or other consultants (without seeking Board approval) to advise the Committee as it determines necessary. In discharging its oversight role, the Committee shall be empowered to conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants, and ordinary administrative expenses of the Committee that are deemed necessary or appropriate in carrying out its duties.

Composition of the Committee

The Committee shall consist of at least three members of the Board, with the exact number being determined by the Board. The members of the Committee shall be appointed and replaced from time to time by the Board. The Board shall elect or appoint a chair of the Committee, who will have authority to act on behalf of the Committee between meetings.

Each member of the Committee shall be “independent” as that term is defined in (i) paragraph (m) of Section 10A of the Securities Exchange Act of 1934 (15 U.S.C. 78f), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) the rules of The Nasdaq Stock Market, Inc. (“NASDAQ”), or any other stock exchange or quotation service on which the Company’s securities are listed. Further, each member of the Committee shall meet all other requirements for membership on the Committee set forth in the rules of NASDAQ, or any other stock exchange or quotation service on which the Company’s securities are listed, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall, in the judgment of the Board, possess the ability to read and understand the Company’s fundamental financial statements, and have a working familiarity with basic finance and accounting practices. In addition, at least one member of the Committee shall be, in the judgment of the Board, an audit committee financial expert in accordance with the rules and regulations of the SEC, and at least one member (who may also serve as the audit committee financial expert) shall have, in the judgment of the Board, past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, in accordance with NASDAQ’s listing requirements. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The composition of the Committee shall be examined periodically and, if necessary, the Committee shall be reconstituted by the Board.

Meetings

The Committee shall meet at least four times a year and at such other times as it deems necessary to fulfill its responsibilities.

The Committee shall periodically meet separately, in executive session, with management, the outside auditor and the Company’s internal audit personnel, and report (either as a committee or through the Committee chair) regularly to the Board with respect to its activities.

Duties and Responsibilities

The following shall be the common recurring activities and responsibilities of the Committee in carrying out its oversight functions. These activities and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard:

Audits and the Relationship with the Outside Auditor

•	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The outside auditor and any other registered public accounting firm engaged by the Company shall report directly to the Committee.

•	In furtherance of the above, the Committee shall, on an annual basis, evaluate the independent auditors’ qualifications, performance and independence. To assist in this undertaking, the Committee shall request information and consider (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues and (c) all relationships the independent auditors have with the Company and relevant third parties in order to determine the impact, if any, of such relationships on the independent auditors’ independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent auditors, but also non-audit services performed or proposed to be performed.

•	Annually, the Committee shall select the outside auditor, and subsequently inform the Board of Directors. Factors considered in making the selection include the auditor’s independence, effectiveness and fees. In particular, the Committee shall consider whether the outside auditor’s quality controls are adequate and whether the provision of non-audit services by the outside auditor is compatible with maintaining the outside auditor’s independence.

•	The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law.

•	The Committee shall adopt and implement procedures for the review and pre-approval of audit and permissible non-audit services, and review and approve the fees and terms for all such services.

Specifically, the Committee shall approve in advance, in accordance with guidelines established by the Committee, all auditing services and permissible non-audit services, including tax services, to be performed by the registered public accounting firm outside of its regular audit engagement.

•	The Committee may delegate to one or more of its members the authority to pre-approve non-audit services between regularly scheduled meetings, provided that such approvals are reported to the full Committee at its next meeting.

•	The Committee shall, at least annually and more frequently as circumstances dictate: (a) obtain and review from the outside auditor a formal written statement delineating all relationships between the auditor and the Company consistent with the Independence Standards Board Standard No. 1, as amended; and (b) actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

•	The Committee shall review with the outside auditor any problems or difficulties encountered during the course of its audit work, any management letter provided by the auditor and the Company’s response to such letter, and any disputes between management and the outside auditor. The Committee shall also obtain and review timely reports from the outside auditor with respect to material written communications between management and the auditor and related matters.

•	The Committee shall meet with the outside auditor to review the planning of the audit, including the scope, staffing, locations, reliance on management, and general audit approach.

•	The Committee shall periodically consult with the outside auditor out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

Financial Statements and Disclosure

•	The Committee shall review and discuss with financial management and the outside auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) and the report thereon, and including any disclosures with respect thereto in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61. Such review shall take place prior to the publication of the annual audited financial statements, and the Committee shall make its recommendation to the Board with respect to their inclusion in the Company’s Annual Report on Form 10-K or Annual Report to Stockholders, as appropriate. Similarly, the Committee shall review and discuss any other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the Company’s registered public accounting firm.

•	As a whole, or between meetings through the Committee chair, the Committee shall review with financial management and the outside auditor the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC, and including any disclosures with respect thereto in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed by SAS Nos. 61 and 71. Such review will occur prior to the Company’s publication of the interim financial results.

•	The Committee, as a whole or between meetings through the Committee chair, shall review with management and the outside auditor the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) prior to their release to the public, and periodically review and discuss the financial information and earnings guidance, if any, provided to analysts by the Company.

•	The Committee shall discuss with management and the outside auditor any significant issues regarding the accounting principles, practices and judgments made in connection with the preparation of the Company’s financial statements. In this regard, the Committee shall obtain and review a report from the outside auditor regarding all critical accounting policies and practices to be used in the Company’s financial statements and any major changes thereto, all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditor, and other material written communications between the outside auditor and management.

•	The Committee shall develop and review the Company’s disclosure controls and procedures, and management’s assessment thereof.

•	As necessary, the Committee shall review with the outside auditor and management:

(a)	significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

(b)	the clarity of the financial disclosures made by the Company;

(c)	potential changes in GAAP and other regulatory and accounting initiatives, and their effect on the Company’s financial statements; and

(d)	the effect of off-balance sheet structures and aggregate contractual obligations on the Company’s financial statements.

Internal Controls

•	The Committee shall review and discuss with management and the outside auditor the quality, adequacy and effectiveness of the Company’s accounting, financial and other internal controls and procedures, and elicit recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	The Committee shall obtain from management and the outside auditor and review the disclosures made in connection with the certification process regarding the effectiveness of the Company’s internal control structure and procedures for financial reporting, including all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting, any fraud (whether or not material) that involves management or other employees having a significant role in internal control over financial reporting, and all changes to internal control over financial reporting, including corrective actions, since the last report.

Compliance Oversight and Other Responsibilities

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and the confidential (to the extent consistent with conducting the investigation and taking any appropriate remedial action, in accordance with applicable law) and anonymous submission by employees of the Company of concerns regarding allegedly questionable accounting or auditing matters.

•	The Committee shall review and assess with the Company’s counsel any legal matters that could have a material impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and the Company’s Code of Business Conduct and Ethics, and any material reports or inquiries received from, or correspondence with, regulators or governmental agencies.

•	The Committee shall discuss with the outside auditor the annual review of the executive officers’ and directors’ expense accounts and perquisites.

•	The Committee shall obtain and review from the outside auditor the reports required to be furnished under Section 10A of the Securities Exchange Act of 1934, as amended, and any information with respect to illegal or improper acts in accordance therewith.

•	The Committee shall review and determine whether to approve any transactions between the Company, members of management, directors, and associates and affiliates thereof, in accordance with the rules and regulations of NASDAQ.

•	The Committee shall review and discuss guidelines and policies by which the Company undertakes risk assessment and risk management, and discuss with management the Company’s major financial risk exposures and the steps taken, or to be taken, to monitor and control such exposures.

Reports and Communications

The Committee shall prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement. In addition, the Committee shall disclose all approvals by the Committee of non-audit services to be performed by the Company’s outside auditors in the Quarterly and Annual Reports on Forms 10-Q and 10-K required to be filed by the Company with the Securities and Exchange Commission.

The Committee is expected to maintain free and open communications with the Company’s outside auditor, internal audit personnel and management.

Evaluation

The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board. The Committee shall also engage in an annual self-assessment with the goal of continuing improvement.

Clarification of Audit and Finance Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, the Committee’s role is one of oversight. The Committee is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Committee is not of the same quality as the audit performed by the independent accountants. The Committee recognizes that members of the Company’s financial management team, as well as the outside auditor, have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

EXHIBIT C

NANOPHASE TECHNOLOGIES CORPORATION

2004 EQUITY COMPENSATION PLAN

The purpose of the 2004 Nanophase Technologies Corporation Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Nanophase Technologies Corporation (the “Company”) and its subsidiaries, (ii) certain advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, non-qualified options, restricted shares and performance shares. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

ARTICLE I

ADMINISTRATION OF THE PLAN

Section 1.1 Administration.

(a) Committee. The Plan shall be administered and interpreted by the Compensation and Governance Committee of the Board (the “Committee”). The Committee shall consist of three or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall be an “independent director” as defined in NASDAQ Marketplace Rule 4200(15), as amended.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) make all determinations with respect to any other matters arising under the Plan. The Committee may delegate the authority to make grants in the ordinary course during the periods between regularly scheduled meetings of the Committee; provided, however, grants in excess of 5,000 shares or grants with non-standard terms shall be made subject to Committee approval. Any grant made pursuant to the Committee’s delegated authority shall be reported to the Board at its next meeting following the making of such grant.

(c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations, and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan. Determinations made by the Committee under the Plan need not be uniform as to similarly situated individuals.

Section 1.2 Grants. Awards under the Plan may consist of grants of (i) incentive stock options as described in Section 2.1 (“Incentive Stock Options”), (ii) non-qualified options as described in Section 2.1 (“Non-qualified Options”) (Incentive Stock Options and Non-qualified Options are collectively referred to as “Options”), (iii) restricted stock as described in Section 2.2 (“Restricted Shares”) and (iv) performance stock as described in Section 2.3 (“Performance Shares”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the

Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grant recipients (the “Grantees”).

Section 1.3 Shares Subject to the Plan.

(a) Shares Authorized.

(i) For purposes of the Plan, a “Share” means one share of common stock of the Company, par value $0.01 per share. Subject to adjustments as provided in Section 1.3(b) below, the aggregate number of Shares available for Grants under the Plan shall be 959,500 Shares; provided however, for purposes of calculating the aggregate number of Shares available for Grants and calculating the limitations on calendar year Grants set forth in subsection (ii) below, each Grant of a Restricted Share or a Performance Share (other than New Hire Grants contemplated in subsection (iii) below) shall be the equivalent of a Grant of three (3) Shares.

(ii) For each calendar year, Grants under the Plan shall also be subject to the following limitations:

(A) Subject to adjustments as provided in Section 1.3(b) below, the maximum aggregate number of Shares that shall be subject to Grants made under this Plan during any calendar year shall be 200,000 Shares.

(B) No Grantee shall receive more than fifteen (15) percent of the aggregate number of any class of Grants made during any calendar year. As used in this subsection, (1) Options will be deemed a single class of Grants, and (2) Restricted Shares and Performance Shares will together be deemed a single class of Grants.

(C) Following the application of the final sentence of subsection (i) above, the aggregate number of Restricted Shares and Performance Shares (taken as a single class) granted in any calendar year shall not exceed 66,667 Shares.

(D) At least fifty percent (50%) of all Restricted Shares and Performance Shares (taken as a single class) granted in each calendar year shall be Performance Shares.

(iii) Notwithstanding the preceding provisions of subsection (ii) above, the limitations set forth in subsection (ii) above shall not apply to Grants made to a person not previously an employee or director of the Company, or following a bonafide period of non-employment, as an inducement material to the individual’s entering into employment with the Company (“New Hire Grants”). In addition, New Hire Grants shall not count against the aggregate maximum amounts set forth above in subsection (ii) above.

(iv) The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the Shares subject to such Grants shall again be available for purposes of the Plan.

(b) Adjustments for Significant Events. If there is any change in the number or kind of outstanding Shares (i) by reason of a dividend, spin-off, recapitalization, split or combination or exchange of Shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares of the Company as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for Grants, the maximum number of Shares that any individual participating in the Plan may be granted in any year, the number of Shares covered by outstanding Grants, the kind of Shares issued under the Plan, and the price per Share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. Any Shares, other securities or other property distributed to a Grantee, or which a Grantee is entitled to receive, in respect of Restricted Shares, which are then subject to restrictions imposed by Section 2.2, by reason of any of the events described in clauses (i), (ii), (iii) or (iv) above shall be subject to the restrictions and requirements imposed on such Restricted Shares, including depositing the certificates therefore with the Company and bearing a legend as provided in Section 2.2(d), unless determined otherwise by the Committee.

Section 1.4 Eligibility for Participation.

(a) Eligible Persons. All employees of the Company, its parents and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its parents or its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of Shares subject to a particular Grant in such manner as the Committee determines.

ARTICLE II

EQUITY INCENTIVE GRANTS

Section 2.1 Options.

(a) Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or Non-qualified Options that are not intended so to qualify or any combination of Incentive Stock Options and Non-qualified Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Non-qualified Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Shares subject to an Option shall be determined by the Committee and may be equal to, or greater than, the Fair Market Value (as defined below) of a Share on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a Share on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii) If the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (x) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the preceding date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of a Share on the preceding date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation

Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Share shall be as determined in good faith by the Committee; provided that, if the Shares are publicly traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d) Vesting of Options. Options shall vest in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the vesting of any or all outstanding Options at any time for any reason.

(e) Termination of Employment, Disability or Death.

(i) Except as provided below and subject to the provisions of the Grant Instrument, an Option may only be exercised while the Grantee is an Employee, Key Advisor or member of the Board. In the event that a Grantee has a Termination of Service (as defined below) for any reason other than Disability (as defined below), death or Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date of such termination (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee has such a Termination of Service shall terminate as of such date.

(ii) In the event the Grantee has a Termination of Service on account of a termination for Cause by the Company, unless otherwise determined by the Committee (x) any Option held by the Grantee shall terminate as of the date of such Termination of Service and (y) the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares.

(iii) In the event the Grantee has a Termination of Service on account of Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options which are not otherwise exercisable as of the date of such Termination of Service shall terminate as of such date.

(iv) If the Grantee dies while an Employee, Key Advisor or member of the Board or within 90 days after the date on which the Grantee has a Termination of Service specified in Section 2.1(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such death or Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options that are not otherwise exercisable as of the date shall terminate as of such date.

(v) For purposes of the Plan:

(A) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that (1) the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company or its parent and subsidiary corporations, (2) has been engaged in disloyalty to the Company or its parent and subsidiary corporations, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the Company or its parents and subsidiary corporations to persons not entitled to receive such information or (4) has entered into competition with the Company or its parent or Subsidiary Corporations. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “Cause,” then such definition shall supersede the foregoing definition.

(B) “Disability” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “Disability,” then such definition shall supersede the foregoing definition.

(C) “Termination of Service” shall mean a Grantee’s termination of employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of the Plan, cessation of service as an Employee, Key Advisor and member of the Board shall not be treated as a Termination of Service if the Grantee continues without interruption to serve thereafter in another one (or more) of such other capacities) unless the Committee determines other wise.

(f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) by delivering Shares owned by the Grantee for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and to avoid adverse accounting consequences to the Company (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided, that, for purposes of assisting a Grantee (other than a Grantee who is a director or an executive officer of the Company) to exercise an Option, the Company may make loans to such Grantee or guarantee loans made by third parties to such Grantee, on such terms and conditions as the Committee may authorize. Such Grantee shall pay the Exercise Price at the time of exercise and shall satisfy the withholding tax requirements of Section 3.1.

(g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan and any other equity compensation plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Non-qualified Option. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a parent or subsidiary of the Company (within the meaning of Section 424(f) of the Code).

Section 2.2 Restricted Shares. The Committee may issue or transfer Shares to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Shares, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Shares:

(a) General Requirements. Shares issued or transferred pursuant to Restricted Share Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on Restricted Shares shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Shares will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Committee shall determine the number of Restricted Shares to be issued or transferred and the restrictions applicable to such Grant.

(c) Requirement of Employment. If the Grantee has a Termination of Service during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Share Grant shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company, and the Company shall refund to the Grantee the lesser of (x) the consideration, if any, paid by the Grantee for such Shares and (y) the Fair Market Value of the Shares as of the date of such Termination of Service. The Committee may, however, provide for complete or partial exceptions to these requirements as it deems appropriate.

(d) Restrictions on Transfer and Legend on Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Shares except as permitted under Section 3.2. Each certificate for Restricted Shares shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the certificate covering the Restricted Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for Restricted Shares until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for Restricted Shares until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote Restricted Shares and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Committee.

(f) Lapse of Restrictions. All restrictions imposed on Restricted Shares shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Share Grants, that the restrictions shall lapse without regard to any Restriction Period.

Section 2.3 Performance Shares.

(a) General Requirements. During any calendar year and in accordance with the limitations of Section 1.3(a) above, the Committee may grant a maximum aggregate of 66,667 Performance Shares (“Performance Shares”) to Employees or Key Advisors. Each Performance Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Share, if performance goals established by the Committee are met. The value of a Performance Share shall be based on the Fair Market Value of a Share as of the date of payment in respect of such Performance Share is to be made or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Shares.

(b) Performance Period and Performance Goals. When Performance Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Shares (“Performance Goals”), if any, and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating shares, the performance of Shares, individual performance, or such other criteria as the Committee deems appropriate.

(c) Payment with respect to Performance Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Shares have been met and the amount, if any, to be paid with respect to the Performance Shares. Payments with respect to Performance Shares shall be made in Shares as determined by the Committee. Any fractional Performance Share shall be paid in cash. Unless otherwise determined by the Committee, any Performance Shares with respect to which the Committee determines that the applicable Performance Goals or other conditions have not been met within the Performance Period shall be forfeited.

(d) Requirement of Employment. If the Grantee has a Termination of Service during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Shares shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(e) Restrictions on Transfer. Rights to payments with respect to Performance Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to benefits payable hereunder, shall be void.

(f) Limited Rights. Performance Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee’s right in the Performance Shares is limited to the right to receive payment, if any, as may herein be provided. The Performance Shares do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Grantee of Performance Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. No provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Performance Share.

ARTICLE III

GENERAL MATTERS

Section 3.1 Withholding of Taxes.

(a) Required Withholdings. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Shares, (iii) the receipt of a payment in respect of Performance Shares, or (iv) any other applicable income recognition event (for example, an election under Section 83(b) of the Code). Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax- withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable options, Restricted Shares or Performance Shares shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the option or (ii) the lapsing of restrictions on the Restricted Share (or other income recognition event).

(b) Election to Withhold Shares. If the Committee so permits, a Grantee may make a written election to satisfy the Company’s income tax withholding obligation with respect to an Option, Restricted Shares or Performance Shares by having Shares withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares (not subject to restrictions hereunder). In the event that the Committee permits and Grantee makes such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Incentive Stock Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such restrictions as it deems necessary or appropriate. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

Section 3.2 Transferability of Grants.

(a) In General. Except as provided in Section 3.2(b), only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights in accordance with the terms of the Plan. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Non-qualified Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Non-qualified Options to family members or other persons or entities according to such terms as the Committee may determine where the Committee determines that such transferability does not result in accelerated federal income taxation; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 3.3 Reorganization or Change in Control of the Company.

(a) Definitions.

(i) As used herein, a “Reorganization” shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

(ii) As used herein, a “Change of Control” shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any of its subsidiaries or affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board.

(b) Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

(c) Notice and Acceleration. Upon a Reorganization or a Change of Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such event and (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Shares shall immediately lapse, and (iv) Grantees holding Performance Shares shall receive a payment in settlement of such Performance Shares, in an amount determined by the Committee, based on the Grantee’s target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

Section 3.4 Requirements for Issuance or Transfer of Shares.

(a) Shareholder’s Agreement. The Committee may require that a Grantee execute a shareholder’s agreement, with such terms as the Committee deems appropriate, with respect to any Shares distributed pursuant to the Plan.

(b) Limitations on Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 3.5 Amendment and Termination of the Plan.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided that the Board may not make any amendment to the Plan without the approval of the shareholders, if such shareholder approval is required by any requirement of applicable law or regulation.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date (as defined below), unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the amendment is required in order to comply with applicable law. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

Section 3.6 Miscellaneous.

(a) Programs. The Committee may adopt one or more programs not inconsistent with this Plan pursuant to which Grants may be made under this Plan. Such programs shall be deemed merely programs of implementation of this Plan and shall not be deemed new plans.

(b) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

(c) Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

(d) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(e) Section Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

(f) Effective Date of the Plan. Provided the Plan has been approved by the Company’s Board of Directors, the Plan shall be effective on the first business day immediately following the Plan’s approval by the Shareholders of the Company (the “Effective Date”).

(g) Reporting Company. The provisions of the Plan that refer to the Company becoming a Reporting Company, or that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act or Section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Shares under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such Shares are so registered.

(h) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made to such employee by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(i) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(j) Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

(k) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

(l) Transition Provisions Relating to the Prior Plans. Upon the effectiveness of the Plan, the Company’s 2001 Equity Compensation Plan (the “2001 Plan”) shall be deemed terminated subject to the provisions of Section 3.5(c) of the 2001 Plan relating to the post-termination effectiveness of grants under the 2001 Plan. The Plan shall not be deemed an amendment or restatement of the 2001 Plan or the Company’s Amended and Restated 1992 Stock Option Plan (the “1992 Plan”). Nothing in the Plan shall be deemed to impair the rights of any person receiving grants under the 2001 Plan or the 1992 Plan nor shall any provision in the Plan be deemed to give any new or additional rights to any person receiving grants under the 2001 Plan or the 1992 Plan.

PROXY	PROXY

NANOPHASE TECHNOLOGIES CORPORATION

1319 MARQUETTE DRIVE

ROMEOVILLE, ILLINOIS 60446

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Joseph E. Cross and Jess Jankowski and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at the offices of Wildman, Harrold, Allen & Dixon, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606, on Wednesday, June 23, 2004 at 4:30 P.M., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

é	FOLD AND DETACH HERE	é

NANOPHASE TECHNOLOGIES CORPORATION

PLEASE MARK VOTE IN OVAL IN THE

FOLLOWING MANNER USING DARK INK ONLY.  ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

1.	ELECTION OF CLASS I DIRECTORS.

For nominees listed below	☐

Withhold authority to vote	☐

(except as marked to the contrary below)	☐

for nominees listed below	☐

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE INDIVIDUAL

NOMINEES, STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW)

James A. Henderson

James A. McClung

R. Janet Whitmore

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FOR AGAINST ABSTAIN FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2004.

FOR	☐

AGAINST	☐

ABSTAIN	☐

3.	PROPOSAL TO APPROVE THE NANOPHASE TECHNOLOGIES CORPORATION 2004 EQUITY COMPENSATION PLAN.

FOR	☐

AGAINST	☐

ABSTAIN	☐

4.	EACH OF THE PERSONS NAMED AS PROXIES HEREIN ARE AUTHORIZED, IN SUCH PERSON’S DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS THEREOF.

Date:                                                                         , 2004

Signature

Signature (if held jointly)

Please date this Proxy and sign it exactly as your name(s) appears hereon.

When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation.

If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

é	FOLD AND DETACH HERE	é